Exhibit 99.1   Press Release

PRESS RELEASE

JULY 27, 2001
For IMMEDIATE RELEASE

CONTACT:  Gary M. Abrams, Chief Financial Officer and Treasurer
          (617) 769-1112

     MASSACHUSETTS FINCORP ANNOUNCES INCREASE IN SECOND QUARTER EARNINGS

Quincy, MA - July 27, 2001 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) (the "Company"), the holding company for The Massachusetts Co-operative Bank (the "Bank") announced increased net earnings for the three months ended June 30, 2001 of $213,000 compared to $53,000 for the same period last year. Diluted earnings per share were $0.39 and $0.09 for the quarters ended June 30, 2001 and 2000, respectively. During the quarter, the Bank benefited from a negative provision for loan losses. After adjusting for the effect of the provision for loan losses, diluted earnings per share for the quarters ended June 30, 2001 and 2000 would have been $0.33 and $0.11, respectively.

      Year-to-date earnings totaled $367,000 for the six months ended June 30, 2001, compared to $62,000 for the six months ended June 30, 2000. Diluted earnings per share were $0.68 and $0.11 for the six months ended June 30, 2001 and 2000, respectively. During the six months ended June 30, 2001, the Bank also benefited from a negative provision for loan losses. After adjusting for the effect of the provision for loan losses, diluted earnings per share for the six months ended June 30, 2001 and 2000 would have been $0.59 and $0.13, respectively.

      President Paul C. Green stated, "We are pleased with our continued ability to improve net interest income through a sustained reduction of the Bank's cost of funds. At the same time, strong mortgage banking activity has continued to increase non-interest income."

      Net interest income increased $152,000, or 17.8% to $1.0 million for the three months ended June 30, 2001 versus $855,000 for the same period of 2000. Net interest income also increased $249,000, or 14.7% to $1.9 million for the six months ended June 30, 2001 versus $1.7 million for the same period of 2000.

      Provision for loan losses benefited pre-tax earnings in the amount of $56,000 and $73,000 during the quarter and six months ended June 30, 2001, respectively compared to a pre-tax expense of $17,000 and $21,000 for the corresponding periods last year. The Bank's allowance for loan losses totaled $714,000 at June 30, 2001, or 0.9% of total loans compared to $764,000, or 0.9% of total loans at December 31, 2000. During the first six months of 2001, gross loan balances declined from $85.1 million to $79.4 million primarily due to a greater percentage of loan originations being sold to the secondary market. The decline in the Bank's loan portfolio was the primary factor in the reduction of the provision and allowance for loan losses during the first half of 2001. The Bank had no non-performing loans at June 30, 2001.

      Net interest margin was 3.74% and 3.67% for the three and six months ended June 30, 2001, respectively as compared to 3.45% and 3.53% for the comparable periods of 2000. The Bank's net interest income and net interest margin improved primarily as a result of stable earning asset rates coupled with a declining cost of funds when comparing comparable periods of 2001 and 2000.

      Non-interest income increased $178,000, or 245.2% and $280,000, or 207.9% for the three and six months ended June 30, 2001, respectively when compared to the same periods last year. The improvement in non-interest income was primarily attributable to robust activity in the Bank's mortgage banking operation creating additional gains on the sale of residential mortgages and to increases in both loan and deposit fee income.

      Non-interest expenses increased $145,000, or 17.5% and $143,000, or 8.4% for the three and six months ended June 30, 2001, respectively compared to the corresponding periods of 2000 due primarily to an increase in commissions expense related to greater volume in the mortgage banking operation. Additionally, the Bank experienced non-interest expense increases in retirement, medical/dental, payroll taxes and real estate taxes on the Bank owned building.

      Massachusetts Fincorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of The Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. At June 30, 2001, the bank's total assets were $115.6 million, total net loans of $78.7 million and total deposits of $87.2 million. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Quincy, MA 02169, and its branch offices located in Boston and East Milton.

      This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather the statements are based on the Company's current expectations regarding its business strategies and their intended results for its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

      Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements.

      Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

      Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

                             (tables to follow)

                Massachusetts Fincorp, Inc. and Subsidiaries
                         CONSOLIDATED BALANCE SHEETS


                                              June 30,        December 31,
                                              --------        ------------
                                                2001              2000
                                            (unaudited)

ASSETS
Cash and due from banks                     $  2,901,518      $  2,098,449
Federal funds sold                             1,581,171         3,420,685
                                            ------------------------------
Total cash and cash equivalents                4,482,689         5,519,134

Securities available for sale                 21,102,202        15,039,257
Securities held to maturity                      507,339           512,843
Federal Home Loan Bank Stock, at cost          1,131,500         1,131,500
Mortgage loans held for sale                   4,459,846         1,585,330

Loans                                         79,418,421        85,122,944
Less:  allowance for loan losses                (713,924)         (764,479)
                                            ------------------------------
Loans, net                                    78,704,497        84,358,465

Banking premises and equipment, net            4,061,800         4,080,332
Accrued interest receivable                      652,082           602,738
Due from Co-operative Central Bank               242,850           242,850
Other assets                                     273,037           129,629
                                            ------------------------------

                                            $115,617,842      $113,202,078
                                            ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                    $ 87,179,212      $ 89,121,397
Federal Home Loan Bank borrowings             16,926,176        13,598,922
Mortgagor's escrow accounts                      249,031           381,111
Accrued expenses and other liabilities         1,169,196           420,100
                                            ------------------------------
Total liabilities                            105,523,615       103,521,530
                                            ------------------------------

Commitments and contingencies                          -                 -

Preferred stock, par value $.01 per
 share, 500,000 shares authorized;
 no shares are issued or outstanding                   -                 -
Common stock par value $.01 per share,
 2,500,000 shares authorized;
 600,059 shares issued and outstanding             6,001             5,455
Treasury stock at cost, 29,975 shares
 at June 30, 2001                               (387,456)         (387,456)
Purchase of common stock for stock
 based incentive plan, 16,390
 shares at June 30, 2001                        (206,603)         (122,978)
Additional paid-in capital                     5,959,813         5,141,285
Unallocated ESOP shares                         (305,466)         (305,466)
Unearned stock awards                           (191,247)         (205,102)
Retained earnings                              5,220,631         5,644,812
Accumulated other comprehensive income            (1,446)          (90,002)
                                            ------------------------------
      Total Shareholders' equity              10,094,227         9,680,548
                                            ------------------------------

                                            $115,617,842      $113,202,078
                                            ==============================


See accompanying notes to unaudited consolidated financial statements.

                Massachusetts Fincorp, Inc. and Subsidiaries

         CONSOLDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                                    For the Three Months Ended     For the Six Months Ended
                                                                             June 30,                      June 30,
                                                                    --------------------------     ------------------------
                                                                       2001           2000            2001            2000
                                                                       ----           ----            ----            ----
                                                                           (unaudited)                   (unaudited)

Interest and dividend income:
  Interest and fees on loans                                        $1,745,726     $1,729,897      $3,555,419     $3,328,801
  Interest  on investments                                             295,158        199,476         537,069        388,543
  Dividends on investments                                              41,991         40,837          87,775         89,641
  Interest on Federal funds sold                                        31,733         16,482          60,050         42,180
                                                                    --------------------------------------------------------
      Total interest and dividend income                             2,114,608      1,986,692       4,240,313      3,849,165
                                                                    --------------------------------------------------------
Interest expense:
  Interest on deposit accounts                                         866,313        815,857       1,826,736      1,513,093
  Interest on borrowed funds                                           241,552        315,889         468,757        640,565
                                                                    --------------------------------------------------------
      Total interest expense                                         1,107,865      1,131,746       2,295,493      2,153,658
                                                                    --------------------------------------------------------
Net interest income                                                  1,006,743        854,946       1,944,820      1,695,507
Provision for loan losses                                              (55,681)        17,033         (72,516)        21,297
                                                                    --------------------------------------------------------
Net interest income, after provision for loan losses                 1,062,424        837,913       2,017,336      1,674,210
                                                                    --------------------------------------------------------

Non-interest income:
  Customer service fees                                                 62,306         37,554         109,440         69,500
  Loan fees and gain on sale of loans and loan servicing rights        160,985         13,222         253,176         27,369
  Net gain on sales of securities available for sale                         -              -              (5)             -
  Miscellaneous                                                         27,778         21,957          51,611         37,655
                                                                    --------------------------------------------------------
      Total non-interest  income                                       251,069         72,733         414,222        134,524
                                                                    --------------------------------------------------------

Non-interest expense:
  Salaries and employee benefits                                       541,678        442,752       1,060,411        919,576
  Occupancy and equipment                                              136,676        122,401         279,517        238,291
  Data processing                                                       52,253         51,032          94,737         95,965
  Contributions                                                            955            700           1,729          1,630
  Other general and administrative                                     238,779        208,762         413,617        451,487
                                                                    --------------------------------------------------------
      Total non-interest expense                                       970,341        825,647       1,850,011      1,706,949
                                                                    --------------------------------------------------------
Income before income tax provision                                     343,152         84,999         581,547        101,785
Income tax provision                                                   130,648         31,868         214,347         39,741
                                                                    --------------------------------------------------------
Net income                                                          $  212,504     $   53,131      $  367,200     $   62,044
                                                                    ========================================================

Other comprehensive income, net of tax:
Unrealized holding gains (loss) arising during the period                5,630         58,213          88,556          4,720
Less:  reclassification adjustment for (gains) included
 in net income                                                               -              -               -              -
                                                                    --------------------------------------------------------
Other comprehensive income (loss), net of tax                            5,630         58,213          88,556          4,720
                                                                    --------------------------------------------------------
Comprehensive income                                                $  218,134     $  111,344      $  455,756     $   66,764
                                                                    ========================================================

Earnings Per Share:
Basic                                                               $     0.40     $     0.09      $     0.70     $     0.11
Diluted                                                             $     0.39     $     0.09      $     0.68     $     0.11

Weighted Average Shares Outstanding:
Basic                                                                  525,939        563,458         527,539        562,858
Diluted                                                                542,313        565,756         541,657        564,581
